                                                                    EXHIBIT 99.1

                                     [LOGO]

FOR IMMEDIATE RELEASE



    iVillage Announces Fourth Quarter and Fiscal Year 2002 Financial Results

      Company Expands Fee-Based Subscription Services and Brand Extensions

                    Adds over 130 New Advertisers During 2002


NEW YORK - February 12, 2003 - iVillage Inc. (NasdaqSC: IVIL), a leading women's media company and the number one source for women's information online, today announced financial results for the fourth quarter and the fiscal year ended December 31, 2002.

Fourth quarter 2002 revenues were $13.7 million. This compares to revenues of $18.0 million for the fourth quarter 2001. iVillage reported a net loss for the fourth quarter of 2002 of $7.5 million, or ($0.13) per share. This compares to a net loss of $9.8 million, or ($0.18) per share, for the same period a year ago.

iVillage reported an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) loss of $1.8 million for the fourth quarter 2002, excluding certain cash and non-cash expenses(1). This compares to EBITDA of $0.7 million, excluding certain cash and non-cash expenses(2), for the same period a year ago.

iVillage reported revenues of $59.4 million for fiscal year 2002 compared to revenues of $60.0 million in fiscal year 2001. For 2002, iVillage reported an EBITDA loss of $2.3 million, excluding certain cash and non-cash expenses(3), compared to an EBITDA loss of $15.9 million, excluding certain cash and non-cash expenses(4), in 2001, an 86% improvement. Net loss for fiscal year 2002 was $33.9 million, or ($0.62) per share, compared to net loss of $48.5 million, or ($1.13) per share, in fiscal year 2001.

At the end of the fourth quarter 2002, iVillage had $29.9 million in cash, cash equivalents and restricted cash on its balance sheet compared to $32.8 million at the end of the third quarter 2002 and $38.3 million at the end of the fourth quarter 2001. The Company continues to carry no debt.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc., commented, "The results for 2002 are in and during a tough year, we held virtually flat revenues, dramatically lowered our EBITDA loss and cut our operating loss in half. Looking ahead to 2003, we believe a blend of rigorous cost management, an uptick in Internet advertising and the roll-out of more subscription and fee-based services is the formula for a stronger 2003."

                               COMPANY HIGHLIGHTS

                                    Ad Sales

o During 2002, iVillage brought over 130 new advertisers into the mix, including the addition of 44 new advertisers and 18 new brands in the fourth quarter alone. These include Allstate Insurance, Celebrity Cruises, Kellogg's, L'Oreal, Maidenform, and Paramount Pictures, among others.

o Gerber Products recently signed to sponsor a series of "Parenting Minute" segments on The Newborn Channel, a satellite television network broadcast in more than 1,050 hospitals nationwide and reaching 2.5 million new parents annually. Hosted by well-known television personality Joan Lunden, "Parenting Minute" segments are 60 second-long reports on single educational topics related to the sponsor's product. The segments open with ten-second and close with five-second sponsor billboards.

o During the fourth quarter 2002, the iVillage Parenting Network continued to expand its relationship with the world's largest retailer, Wal-Mart, by executing a custom magazine titled, "Your Safe Baby." The 36-page publication was distributed to Wal-Mart customers as part of their in-store Baby Days event in October. The iVillage Parenting Network consists of The Newborn Channel, Lamaze Publishing, Lamaze.com, Parentsplace.com, Parentsoup.com, Lamaze Parents magazine, Lamaze para Padres magazine, and Baby Steps magazine.

o iVillage eliminated pop-up advertisements on its network of sites in the third quarter 2002. This move, which continues to be applauded by advertisers and industry leaders, and followed by other leading media companies, was based on an iVillage/Vividence survey showing that 92.5% of women found pop-up advertising to be the most frustrating feature of the Web. In addition to alternate ad formats, multi-sized IAB standard ad units and pop-unders remain on the site, and iVillage continues to offer ad placements in newsletters and member mailings.

o iVillage continues to modify and improve its advertising model, including introducing a cleaner advertising environment by reducing the use of button ads, obtaining a larger share of voice for blue chip advertisers, adopting preferred ad sizes and other modifications that allow iVillage advertisers to reach their target audience in more effective ways.

"Our constant evaluation of and improvement to our site creates a stronger environment for both our users and our advertisers," Mr. McCormick added. "Our elimination of pop-ups and focus on a cleaner advertising environment are examples of our leadership role in the industry and have boosted our users' confidence, making iVillage a stronger place."

                              Subscription Services

o iVillage delivers new and relevant products and services to its visitors, creating new revenue streams. In conjunction with prominent dermatologist and The New York Times best-selling author Nicholas Perricone, MD, iVillage has recently launched a $17.95 interactive skin assessment program that provides women with customized versions of Dr. Perricone's renowned skin-improvement regimens, tailored specifically to users' own unique skin concerns. Dr. Perricone additionally serves as the site's Health, Beauty and Anti-aging Expert. iVillage receives all revenue from this subscription product.

o iVillage is currently in the process of implementing software from eMeta Corporation, a leading software company that provides vital, viable business options to companies engaging in the sale or distribution of information online. The software, eRights, provides user authentication and access control and strategies for the sale of content. eRights will help iVillage to better manage its users, content and business models to sell its electronic content. It will further assist iVillage to efficiently re-launch initiatives, including for-pay electronic courses, and provides a turnkey solution to offer visitors new subscription services and products. Other companies using eMeta software products include Hoovers Inc., NYTimes.com, Standard & Poor's and TheStreet.com. iVillage expects the product to be fully implemented during the second quarter 2002.

Mr. McCormick said, "The market for subscription offerings is growing at a rapid pace with the number of U.S. consumers paying for online content doubling from 2001 to 2002(5). iVillage is poised to increase its market share by offering relevant content and services that will provide our visitors with valuable offerings and add to our bottom line."

o During the first quarter 2002, iVillage began providing proprietary content to visitors for a fee, in addition to the site's extensive free content. The first such for-pay content, a sexual self-improvement course, launched in February with a price point of $30.00 and with nearly 4,000 registrants. The course lasted six weeks. The success of this model paves the way for future growth opportunities.

o Also during the first quarter 2002, iVillage launched an online personality evaluation based on the Dewey Color System(TM), a personality assessment method developed by entrepreneur Dewey Sadka. The test initially provides participants a free, individualized personality profile based upon the way they react to various colors. For $19.95 (with a launch introductory price of $9.95), participants can opt to receive an extended fourteen-page customized personality evaluation, which provides insights into the ways personalities can drive professional and personal choices.

o iVillage continued to see solid traction in selling Hearst magazine subscriptions. During 2002 over 200,000 subscriptions were sold. iVillage receives revenue from each subscription purchased by its visitors.


                                Brand Extensions

o iVillage and Rutledge Hill Press, publisher of the New York Times' bestsellers I Hope You Dance and the Life's Little Instruction Book series, launched the first two books in the iVillageSolutions Book Series, Finding Mr. Right and Life After Baby. The companies plan to publish approximately 6 - 12 books a year, with topics reflecting the breadth and depth of offerings on iVillage.com and drawing on anecdotes from iVillage visitors and editors. The books initially became available on iVillage.com and online retailer Amazon.com. They will shortly begin to sell in major offline outlets, including bookstores, mass merchandisers and gift boutiques, as well. iVillage receives a share of royalties from the sale of all books.

o iVillage introduced a line of nearly 35 branded vitamins and nutraceutical supplements called iVillageSolutions. The supplements, currently available through the iVillage site, have a unique packaging and are named based on how they can help women. Products include Bone Support, Energy Up, PMS Peacemaker, See Clearly and Mommy Must Haves.

o     iVillage launched iVillageAccess, the Company's Internet Service Provider
      (ISP) offering. The introduction of an iVillage-branded ISP offers a simple, affordable and reliable alternative to leading dial-up service providers.


                                     Metrics

o The iVillage Network is the 24th most visited site in the U.S. according to comScore Media Metrix(6). With nearly 15.8 million unique monthly visitors, iVillage reaches 10.9% of the online population and 20.0% of women 18+ online(7). Visitors return an average of 2.6 times per month(8).

o iVillage traffic grew to an all-time quarterly high with nearly 410 million average monthly pageviews during the fourth quarter 2002, an increase of over 19% when compared to 343 million average monthly pageviews for the same period in 2001.

o     #1 women's community site and the #5 community site overall on the Web(9).

o iVillage had over 11 million members, an increase of 13% over membership of 9.8 million for the same period a year ago.

o Substance.com, iVillage and Unilever's online beauty venture, continues to be the #1 beauty content destination online.


                               Awards/Recognitions

o iVillage was named one of the 10 Top Online Publishers by Media Magazine (February 2003) and was named the Best Online Publisher in the "Women's, Family and Health" category.

o iVillage was the recipient of Media Industry Newsletter's (MIN) Best of the Web Award in the "Application of E-commerce" category for the Hearst Magazine sites residing on iVillage. iVillage also received honorable mention in the "Design" category for its redesign of the Country Living Website.

o iVillage was named one of the top three online publishers (excluding AOL, MSN and Yahoo!) most likely to attract advertising dollars in 2003 in a November 2002 Media Magazine poll of 150 media industry leaders.

o The October 2002 Jack Myers Report issued the results of its "Survey of Advertising Executives on Online Media," in which iVillage achieved the most significant year-to-year growth in sales performance, improving 83 percent. The study evaluated the online buying and planning preferences and plans of major online advertisers and agencies.

                                 Conference Call

iVillage will hold a conference call to discuss its fourth quarter and year end 2002 financial results today at 11:00 AM (EST). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site from 12:00 PM (EST) Wednesday, February 12, 2003 until 12:00 PM (EST) Friday, February 14, 2003.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Consulting, Promotions.com and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,050 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Quizzes, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (NasdaqSC:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:
iVillage Inc.                           The Abernathy MacGregor Group
Carl Fischer                            Carina Thate
212.600.6502                            212.371.5999
cfischer@mail.ivillage.com              CCT@abmac.com

--------
1 Non-cash expenses relate to iVillage's agreements with Hearst, option/warrant issuance expense and the reserve of a stockholder's loan. Cash expenses relate to severance.
2 Non-cash expenses relate to iVillage's agreements with Hearst and option/warrant issuance expense. Cash expenses relate to restructuring costs associated with severance and real estate leases.
3 Non-cash expenses relate to iVillage's agreements with Hearst, option/warrant issuance expense and the reserve of a stockholder's loan. Cash expenses relate to severance costs and fees associated with the termination of the NBC advertising contract.
4 Non-cash expenses relate to iVillage's agreements with Hearst and option/warrant issuance expense. Cash expenses relate to acquisition-related charges and restructuring costs associated with severance and real estate leases.
5 Q3 2001 to Q3 2002; Online Publishers Association - Online Paid Content U.S. Market Spending Report, December 2002.
6 Properties under iVillage.com: The Women's Network measured by comScore Media Metrix include: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women's Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Emode.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Victoriamag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.
7 comScore Media Metrix, December 2002.
8 comScore Media Metrix custom report, December 2002.
9 comScore Media Metrix, December 2002.

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                            Three months ended December 31,   Year ended December 31,
                                                                 2002          2001             2002            2001
                                                            ------------   -----------       -----------     ----------
                                                                      (unaudited)

Revenues                                                    $   13,655     $    17,953        $    59,423     $   60,041

Operating expenses:
Editorial, product development and technology                    6,369           7,040             27,677         32,232
Sales and marketing                                              5,527           6,669             21,387         29,092
Sales and marketing - NBC/Hearst expenses                          987           1,596              3,147          5,967
General and administrative                                       4,084           3,612             13,382         13,793
Termination of NBC advertising contract                              -               -              5,359              -
Restructuring charge                                               365           2,013                732          6,296
Depreciation and amortization                                    2,813           6,998             11,900         23,529
Impairment of goodwill                                             971               -                971              -
                                                            ----------     -----------        -----------     ----------

Total operating expenses                                        21,116          27,928             84,555        110,909
                                                            ----------     -----------        -----------     ----------

Loss from operations                                            (7,461)         (9,975)           (25,132)       (50,868)

Interest income, net                                                54             244                485          2,285
Other (expense) income, net                                        (50)             17                (34)           (43)
Writedown of investments                                             -               -                  -           (104)
Loss from unconsolidated joint venture                               -               -                  -           (127)
Gain on sale of assets                                               -               -                  -            385
Net loss before minority interest and cumulative effect
   of accounting change                                     ----------     ------------       -----------     ----------
                                                                (7,457)         (9,714)           (24,681)       (48,472)

Minority interest                                                  (11)            (50)               (74)             7
                                                            ----------     -----------        -----------     ----------

Net loss before cumulative effect of accounting change          (7,468)         (9,764)           (24,755)       (48,465)

Cumulative effect of accounting change                               -               -             (9,181)             -
                                                            ----------     -----------        -----------     ----------

Net loss                                                    $   (7,468)    $    (9,764)       $   (33,936)    $  (48,465)
                                                            ===========    ===========        ============    ==========

Basic and diluted net loss per share                        $    (0.13)    $     (0.18)       $     (0.62)    $    (1.13)
                                                            ===========    ===========        ============    ==========

Weighted average shares of common stock outstanding
   used in computing basic and diluted net loss per share       55,535          53,355             54,841         42,807
                                                            ==========     ===========        ============    ==========

Other supplemental information:
EBITDA loss                                                 $   (3,677)    $    (2,977)       $   (12,261)    $  (27,339)
                                                            ===========    ===========        ===========     ==========

Pro Forma EBITDA results exclude the effects of the
   following non-cash and one time charges:
Non-cash print advertising costs                            $      987     $       956        $     2,721     $    1,765
Expense recognized in connection with the issuance
   of warrants and stock options                            $       78     $       663        $       756     $    2,702
Restructuring charges                                       $      365     $     2,013        $       732     $    6,296
Reserve for Stockholder's loan                              $      429     $         -        $       429     $        -
Termination of NBC advertising contract                     $        -     $         -        $     5,359     $        -
Acquisition-related costs                                   $        -     $         -        $         -     $      650
                                                            ----------     -----------        -----------     ----------
                                                            $   (1,818)    $       655        $    (2,264)    $  (15,926)
                                                            ==========     ===========        ===========     ==========

                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)


                                                      December 31,  December 31,
                                                          2002         2001
                                                      -----------   ----------

                                    ASSETS:

Current assets:
Cash and cash equivalents                             $    21,386   $   29,831
Accounts receivable, net                                    5,336        6,722
Other current assets                                        5,960       13,668
                                                      -----------   ----------
Total current assets                                       32,682       50,221

Restricted cash                                             8,474        8,474
Fixed assets, net                                          17,157       21,465
Goodwill and intangible assets, net                        41,984       51,903
Other assets                                                  289          324
                                                      -----------   ----------
Total assets                                          $   100,586   $  132,387
                                                      ===========   ==========

                     LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses                 $    10,319    $  16,070
Deferred revenue                                            3,514        2,734
Deferred rent                                                 348          348
   Net current liabilities of discontinued operations          98          103
                                                      -----------   ----------
Total current liabilities                                  14,279       19,255

Deferred rent, net of current portion                       3,926        4,273
                                                      -----------   ----------
Total liabilities                                          18,205       23,528

Minority interest                                             181          102

Commitments and contingencies

Stockholders' equity                                       82,200      108,757
                                                      -----------   ----------
Total liabilities and stockholders' equity            $   100,586   $  132,387
                                                      ===========   ==========
iVillage Inc. and Subsidiaries
Quarterly Income Statement ($ in Million except for per share amounts)
(Unaudited)


                                 Mar-01    Jun-01    Sep-01    Dec-01      FY 01     Mar-02    Jun-02    Sep-02    Dec-02     FY 02

Revenue                        $ 12.573  $ 11.449  $ 18.066  $ 17.953   $ 60.041   $ 15.067   $16.072  $ 14.629  $ 13.655  $ 59.423
Growth q-q                         -33%       -9%       58%       -1%                  -16%        7%       -9%       -7%
Growth Y/y                         -31%      -41%      -38%      -33%       -41%        20%       40%      -19%      -24%       -1%


Editorial, product
  development & technology        8.613     8.408     8.171     7.040     32.232      6.681     7.302     7.325     6.369    27.677
  % of Revenues                     69%       73%       45%       39%        54%        44%       45%       50%       47%       47%
Sales and marketing               8.961     9.825     8.008     8.265     35.059      6.085     6.179     5.756     6.514    24.534
  % of Revenues                     71%       86%       44%       46%        58%        40%       38%       39%       48%       41%
General and administrative        2.928     3.611     3.642     3.612     13.793      2.814     3.308     3.176     4.084    13.382
  % of Revenues                     23%       32%       20%       20%        23%        19%       21%       22%       30%       23%
Termination of NBC
  advertising contract               -         -         -         -          -       5.359         -         -         -     5.359
  % of Revenues                      0%        0%        0%        0%         0%        36%        0%        0%        0%        0%
Restructuring charges             0.643     3.640         -     2.013      6.296          -         -     0.367     0.365     0.732
  % of Revenues                      5%       32%        0%       11%        10%         0%        0%        3%        3%        1%
Depreciation and amortization     4.296     5.143     7.092     6.998     23.529      2.959     2.975     3.153     2.813    11.900
  % of Revenues                     34%       45%       39%       39%        39%        20%       19%       22%       21%       20%
Impairment of goodwill                -         -         -         -          -          -         -         -     0.971     0.971
  % of Revenues                      0%        0%        0%        0%         0%         0%        0%        0%        7%        2%
                               -----------------------------------------------------------------------------------------------------
Total operating expenses         25.441    30.627    26.913    27.928    110.909     23.898    19.764    19.777    20.145    83.584
  % of Revenues                    202%      268%      149%      156%       185%       159%      123%      135%      148%      141%
                               -----------------------------------------------------------------------------------------------------
Loss from operations            (12.868)  (19.178)   (8.847)   (9.975)   (50.868)    (8.831)   (3.692)   (5.148)   (7.461)  (25.132)

Interest income, net              0.858     0.563     0.620     0.244      2.285      0.163     0.122     0.146     0.054     0.485
Other income/(expense), net       0.087         -    (0.147)    0.017     (0.043)         -         -     0.016    (0.050)   (0.034)
Writedown of investments         (0.104)        -         -         -     (0.104)         -         -                   -     0.000
Gain on sale of assets                -         -     0.385         -      0.385          -         -                   -     0.000
Loss from unconsolidated
  joint venture                  (0.127)        -         -         -     (0.127)         -         -                   -     0.000
Minority interest                (0.021)    0.130    (0.052)   (0.050)     0.007     (0.047)   (0.034)    0.018    (0.011)   (0.074)
Cumulative effect of
  accounting change                   -         -         -         -      0.000     (9.181)        -                   -    (9.181)
                               -----------------------------------------------------------------------------------------------------
Net loss                       $(12.175) $(18.485)  $(8.041)  $(9.764)  $(48.465)  $(17.896)  $(3.604)  $(4.968)  $(7.468) $(33.936)

Net loss per share              $ (0.41)  $ (0.56)  $ (0.15)  $ (0.18)   $ (1.13)   $ (0.34)  $ (0.07)  $ (0.09)  $ (0.13)  $ (0.62)
 Shares outstanding                29.7      33.3      54.5      53.4       42.8       53.4      54.9      55.5      55.5      54.8

Additional Financial
  Information
Revenue from barter               0.535     0.799     0.435     1.045      2.814      0.890     0.908     0.762     1.003     3.563
  % of Revenues                      4%        7%        2%        6%         5%         6%        6%        5%        7%        6%
Sales and marketing
  related to NBC/Hearst           0.640     2.140     1.591     1.596      5.967      6.243     0.708     0.569     0.987     8.507
EBITDA                           (8.572)  (14.035)   (1.755)   (2.977)   (27.339)    (5.872)   (0.717)   (1.995)   (3.677)  (12.261)
EBITDA - excluding NBC/Hearst    (7.932)  (11.895)   (0.164)   (1.381)   (21.372)     0.371    (0.009)   (1.426)   (2.690)   (3.754)